Exhibit 99.1

Jasper Therapeutics Announces Corporate Reorganization and Other Cost Cutting Measures to Extend Cash Runway

Reducing workforce by approximately 50% to focus on Chronic Urticaria programs and extend cash runway

Dr. Edwin Tucker departing as Chief Medical Officer; Dr. Daniel Adelman to serve as Acting Chief Medical Officer

REDWOOD CITY, Calif., July 9, 2025 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting KIT (CD117) to address mast cell driven diseases such as chronic spontaneous urticaria (CSU) and chronic inducible urticaria (CIndU), today announced a corporate reorganization to extend its cash runway, including a workforce reduction of approximately 50%. As part of the reorganization, Edwin Tucker, M.D., is departing as Jasper’s Chief Medical Officer, and Daniel Adelman, M.D., a member of Jasper’s Scientific Advisory Board, will assume the role of Acting Chief Medical Officer. In order to focus resources on the development of briquilimab in chronic urticaria, Jasper is halting its other clinical and preclinical programs.

“While we are taking steps to significantly streamline our operations, we remain committed to the development of briquilimab in chronic urticaria, where we have seen rapid, deep and durable responses along with a favorable safety profile in both CSU and CIndU,” said Ronald Martell, President and Chief Executive Officer of Jasper. “We look forward to sharing additional data from the BEACON and open label extension studies later this year. While it is very difficult to part with so many talented and valued members of our team, we view this as a necessary step to ensure we closely manage our capital to execute on our mission to deliver a differentiated therapeutics option to patients in need. I’d like to thank those leaving Jasper for their important contributions to the company, and in particular, I’d like to thank Dr. Tucker for his leadership as we advanced briquilimab into multiple clinical studies in mast cell diseases.”

Corporate Updates and Revised Guidance

●	Jasper has refined its operating plan to focus on its briquilimab programs in chronic urticaria, and as a result has executed a workforce reduction of approximately 50% of its current employees.

●	In order to focus on developing briquilimab in chronic urticaria and completing the BEACON, SPOTLIGHT and open label extension studies, Jasper is halting its other clinical and preclinical programs, including the ETESIAN study in asthma, the SCID study and the ongoing investigator-sponsored studies. Jasper no longer plans to initiate additional mast cell focused clinical development program this year.

●	Dr. Edwin Tucker is departing his role as Chief Medical Officer effective August 1, 2025. Dr. Daniel Adelman, an experienced clinical development executive and member of Jasper’s scientific advisory board, will assume the role of Acting Chief Medical Officer as of that date.

Dr. Adelman has held several leadership roles within the biopharma industry throughout his career, including Chief Medical Officer at Aimmune Therapeutics, Alvine Pharmaceuticals and Sunesis Pharmaceuticals. Previously, Dr. Adelman served as Vice President of Clinical Operations and Biometrics at Pharmacyclics, and as a Clinical Scientist at Genentech, where he was involved in the early development of omalizumab and bevacizumab. Dr. Adelman has also led the development of other therapies for celiac disease and food allergy. Dr. Adelman began his career as an Assistant Professor of Clinical Medicine in the Division of Allergy and Immunology at the University of California, San Francisco, School of Medicine, where he was also Director of Clinical Allergy and Immunology. He has also served on the editorial boards of the Journal of Clinical Immunology and Clinical Immunology and as a clinical advisor to multiple biopharmaceutical companies. Dr. Adelman holds a bachelor’s degree in biology from the University of California, Berkeley, and earned his M.D. from the University of California, Davis.

About Jasper

Jasper is a clinical-stage biotechnology company focused on developing briquilimab as a therapeutic for chronic mast cell diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor KIT, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria and asthma. Jasper is currently conducting clinical studies of briquilimab as a treatment in patients with CSU and CIndU. Briquilimab has a demonstrated efficacy and safety profile in patients and healthy volunteers, with positive clinical outcomes in CSU and CIndU. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU and CIndU; the potential effects of the corporation reorganization and other cost cutting measures, including on Jasper’s cash runway and any anticipated benefits thereof; Jasper’s focus of its resources on the development of briquilimab in chronic urticaria, including halting its other clinical and preclinical programs; Jasper’s intent to streamline its operations; Jasper’s commitment to the development of briquilimab; and the expected timing of announcing additional data from the BEACON and open label studies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results may not be replicated in continuing or future studies and trials; the risk that Jasper may be unable to raise capital to continue its operations and continue the BEACON study; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertx.com

Joyce Allaire (investors)
LifeSci Advisors
617-435-6602
jallaire@lifesciadvisors.com

Lauren Walker (media)
Real Chemistry
646-564-2156
lbarbiero@realchemistry.com